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                                                                   Exhibit 10.1

                           AMENDED EMPLOYMENT AGREEMENT


This Agreement supersedes the Employment Agreement dated September 10, 1997. This amended EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 26th day of February, 1998, between Redlands Centennial Bank (hereinafter referred to as "Employer"), and Douglas C. Spencer (hereinafter referred to as "Executive").

                                   WITNESSETH:

WHEREAS, Employer is desirous of employing Executive in the capacity hereinafter stated and Executive is desirous of continuing in the Employ of Employer in such capacity, for the period and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   EMPLOYMENT

Employer hereby employs Executive as its President and Chief Executive Officer, and Executive accepts the duties that are customarily performed by the President and Chief Executive Officer of a state-chartered banking institution and accepts all other duties described herein and agrees to discharge the same faithfully and to the best of his ability and consistent with past performances and the highest and best standards of the banking industry, in accordance with the policies of Employer's Board of Directors as established, and in compliance with all laws and Employer's Articles of Incorporation, Bylaws, Policies and Procedures. Executive shall devote his business time and attention to the business and affairs of Employer for which he is employed and shall perform the duties thereof to the best of his ability. Except as permitted by the prior written consent of Employee's
Board of Directors, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer's interests. Executive shall perform such other duties as shall be from time to time prescribed by Employer's Board of Directors.

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Executive shall have such responsibility and duties and such authority to transact business on behalf of Employer, as are customarily incident to the office of President and Chief Executive Officer of a state-chartered banking institution. In addition, Executive shall be appointed to the Board of Directors of Employer.

2.   TERM

Employer hereby employs Executive, and Executive hereby accept employment with Employer for the period of four (4) years (the "Term"), commencing October 1, 1997, with such Term being subject to prior termination as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement in writing by Employer and Executive.

Such Term shall be automatically extended for additional periods of one (1) year unless Executive or Employer shall give written notice not less than three months and not more than six months prior to the expiration of the Term, of intention not to extend the Term.

3.   COMPENSATION

In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive a starting base salary of One Hundred Twenty Thousand Dollars ($120,000) per year. Employer's Board of Directors shall in their discretion determine any increases in Executive's base salary after the first anniversary of the Term. Executive's salary shall be paid semi-monthly. Employer shall deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Agreement.

Executive shall be entitled to participate in any and all other employee benefits and plans that may be developed and adopted by Employer and in its normal course of business, subject to the terms and conditions of such agreements provided that nothing contained herein shall obligate Employer to commence, develop or warranty any employee benefits or plans.

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Executive shall not be entitled to fees paid to Employer's Board of Directors for attendance at regular or special meetings of Employer's Board of Directors. Executive shall also not be entitled to any committee fees paid to Employer's Board of Directors.

4.   BONUS AND SALARY CONTINUATION PLAN

Executive shall be entitled to participate in Employer's Incentive Compensation Plan ("Bonus Plan"), which shall be at the discretion of the Board of Directors.

Within one (1) year of the execution of this Agreement, Employer shall establish a Salary Continuation Plan that shall pay Executive a minimum of One Hundred Twenty Thousand Dollars ($120,000) per year for ten (10) years commencing on the earlier to occur on Executive's death or Executive reaching the age of fifty-five such Salary Continuation Plan shall be covered by a separate agreement. The Salary Continuation Plan Agreement shall be attached as an exhibit to this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed to grant Executive any rights or benefits under a Salary Continuation Plan until such plan is duly adopted by Employer.

5.   STOCK OPTION

Employer shall grant Executive stock options to purchase twenty thousand (20,000) shares of Employer's common stock at the price per share set at the market value at the time of the grant. Options shall have a term of ten (10) years and are subject to a Stock Option Agreement to be executed by the parties. One-fifth (1/5) of the stock provided in said option shall vest and become exercisable each year at the anniversary dates of the granting of the stock option, provided Executive is an employee of Employer, commencing on the first year anniversary of employment.

Vested options may be exercised at any time during the remaining term of the stock option, provided Executive remains an employee of Employer. Notwithstanding the preceding sentence, if Executive is terminated and such termination if not for cause, then Executive shall have ninety (90) days to exercise all options vested with Executive as of the termination date.

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The Stock Option Plan shall be attached as an exhibit and incorporated herein by reference. Notwithstanding anything contained herein to the contrary, nothing contained in this Agreement shall grant to Executive any rights as a stockholder or optionholder of employer unless and until a stock option agreement is adopted by Employer.

6.   AUTOMOBILE AND REIMBURSEMENT

Employer agrees to provide Executive with an automobile allowance of $700.00 per month.

Employer agrees to reimburse Executive for all ordinary and necessary expenses incurred by Executive on behalf of Employer, including entertainment, meals and travel expenses. Any costs incurred by Executive for conventions, meetings and seminars will be reimbursed as well as special social entertainment expenses, provided Employer's Board of Directors approves such.

Employer shall pay money for personal relocation expenses of Executive incurred in a relocation of Executive to Redlands up to a maximum of $10,000.

7.   INSURANCE

Employer agrees to provide Executive with health and life insurance benefits which are now or may hereinafter be in effect for all other full-time employees. Employer shall also provide life insurance for executive with a beneficiary defined by Executive. Provision of the insurance will commence on the Effective Date and is subject to Executive's passing the necessary physical examinations for qualification, if any. Employer may also apply for "key man" life insurance with Employer as beneficiary of the policy.

8.   VACATION

Executive shall be entitled to accrue up to four (4) weeks vacation during each year of the Term with at least two (2) weeks to be taken in a consecutive period. Vacation benefits shall not accrue above four weeks at any time. Employer's Board of Directors, in its discretion, may waive the provision with respect to unused vacation time.


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9.   TERMINATION

Employer shall have the right to terminate this Agreement for any of the following reasons by service written notice upon Executive:

     (a) willful breach of, habitual neglect of, willful failure to perform, or inability to perform, Executive's duties and obligations as President and Chief Executive Officer;

     (b) illegal conduct, constituting a crime involving moral turpitude, conviction of a felony, or any conduct detrimental to the interests of Employer;

     (c) physical or mental disability rendering Executive incapable of performing his duties for a consecutive period of 180 days, or by death. In the event of such disability, Employer will provide salary continuation for 180 days, less accrued sick leave. Accrued sick leave is to be utilized until exhausted PRIOR to salary continuation provided herein; or

     (d) determination by Employer's Board of Directors that the continued employment of Executive is not desired for any reason or no reason at all, solely within the discretion of the Employer's Board of Directors.

In the event this Agreement is terminated for any of the reasons specified in the paragraphs (a), (b), or (c) above, Executive will be paid four weeks' salary calculated as of the date of Executive's termination, plus any pay in lieu of vacation accrued to, but not taken as of termination. Such termination pay shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement other than rights, if any, to exercise any of the stock options vested prior to such termination. The insurance benefits provided herein shall be extended at Employer's sole cost until the end of the month in which Executive is terminated.

In the event this Agreement is terminated for any reason specified in paragraph (d) above, Executive shall be entitled to termination pay in an amount equal to one (1) year of Executive's then base annual salary. Such termination pay shall be paid in one lump sum and shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement including any pay in lieu of vacation accrued to, but not taken as of the date of termination, other than rights, if any, to exercise any of the stock options vested prior to such termination.


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Where termination is pursuant to paragraph (d) above, the insurance benefits provided here shall be extended at Employer's sole cost for the remainder of the month and twelve (12) full months following the date of termination.

Executive shall give one hundred twenty (120) days prior notice, in writing, to Employer in the event Executive resigns or voluntarily terminates employment. In the event Executive resigns or voluntarily terminates employment to work for another financial institution, such financial institution shall reimburse Employer for any continuing expense incurred by Employer concerning Executive's employment.

10.   ACQUISITION OR DISSOLUTION OF EMPLOYER

This Employment Agreement shall not be terminated by the voluntary or involuntary dissolution of the Employer. Notwithstanding the foregoing, in the event proceedings for liquidation of Employer commenced by regulatory authorities, this Agreement and all rights and benefits hereunder shall terminate. In the event of a Change of Ownership or Control occurs during the employment of the Executive and if the Executive's position is either eliminated or materially changed, the Executive shall receive an amount equal to two (2) years of the then current annual salary in full and complete satisfaction of any and all rights which Executive may enjoy hereunder other than the right, if any, to exercise any of the stock options vested prior to such termination and Executive's right pursuant to the attached Salary Continuation Agreement. The Executive may choose to receive said amount in a lump sum or in quarterly payments. Change of Ownership shall have occurred on the date of (i) a merger, where the Bank is not the surviving corporation;
(ii) a consolidation, where the Bank is not the surviving corporation; (iii) a transfer to another entity of all or substantially all of the assets of the Bank; (iv) an acquisition by a financial institution, company, individual or individuals acting as a group, of more than fifty percent (50%) of the then outstanding shares of the Bank are held by a person or group of persons (whether or not acting in concert) not the holder of more than fifty percent (50%) of the shares on the Commencement Date of this Agreement; or (v) during any period of twenty-four consecutive months, individuals who at the beginning of such period where members of the Board of Directors of the Bank (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for


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election was approved by a vote of at least seventy-five percent (75%) of all the directors compromising the Incumbent Board shall, for the purposes hereof, considered as though such a person were a member of the Incumbent Board.

11.  INDEMNIFICATION

To the extent permitted by law, Employer shall indemnify Executive if he was or is a party or is threatened to be made a party in any action brought by a third party against Executive (whether or not Employer is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actual and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of Employer (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or employee of Employer.

12.  TRADE SECRETS

During the Term, Executive will have access to and become acquainted with what Executive and Employer acknowledge as trade secrets, i.e., knowledge or data concerning Employer, including its operations and business, and the identity of customers and clients of Employer. Executive will not any time disclose any trade secrets or propriety information, directly or indirectly, or use them in any way, except as required by his duties and responsibilities. Executive's obligation not to disclose the Employer's trade secrets or propriety information to third parties continues after his employment with the Employer ceases.

13.  NONCOMPETITION

During the term of this Agreement, Executive will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

14.  RETURN OF DOCUMENTS

Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used or developed by Executive during the Term are solely the property of Employer, and Executive has no right, title or interest therein. Upon termination of this

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Agreement, Executive or Executive's representatives shall promptly deliver possession of all said property to Employer in good condition.



15.  NOTICES

Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the U.S. mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed as follows:

     TO BANK:            Redlands Centennial Bank
                         218 East State Street
                         Redlands California 92373
                         Attention: Board of Directors

     TO EXECUTIVE:       Douglas C. Spencer
                         508 Normandy Avenue
                         Placentia California 92870

Any party hereto may change its or his address for purposes of this Section by giving notice in accordance herewith.

16.  BENEFIT OF AGREEMENT

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

17.  APPLICABLE LAW.

This Agreement is made and entered into in the State of California, and the laws of said State shall govern the validity and interpretation hereof, and the performance of the parties hereto and their respective duties and obligations hereunder.

18.  CAPTIONS AND PARAGRAPH HEADINGS

Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

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19.  INVALID PROVISIONS

Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

20.  ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer, except to the extent that it is contemplated that Executive and Employer may enter into a stock option agreement and/or salary continuation agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Employer and Executive.

21.  CONFIDENTIALITY

This Agreement is to be held confidential. Willful breach of such confidentiality by Executive will be subject to termination under the provisions of 9(a) of this Agreement.

22.  ARBITRATION

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled pursuant to an arbitration agreement to be entered into by the parties, and in the event there is no arbitration agreement, then in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof.

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23.  LEGAL COSTS

If either Executive or Employer commences an action against the other arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

IN WITNESS WHEREOF, the parties hereto have executed this amended Agreement as of the day and year first written above.

REDLANDS CENTENNIAL BANK

By: /s/ PATRICK J. MEYER
   ---------------------

DOUGLAS C. SPENCER

/s/ DOUGLAS C. SPENCER
----------------------


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